Sub-Item 77C: Matters submitted to a vote of security holders

At Registrant's Annual Meeting of Shareholders held on February 14, 2005, the following proposals were voted upon:

3(a) Change to restriction on issuer diversification was ratified with 2,577,514 shares voted for, 316,581 shares voted against, 186,656 shares abstaining and 367,146 broker non-votes.

3(b) Change to restriction on borrowing money was ratified with 2,478,045 shares voted for, 414,348 shares voted against, 188,358 shares abstaining and 367,146 broker non-votes.

3(c) Change to restriction on issuing senior securities was ratified with 2,458,052 shares voted for, 434,690 shares voted against, 188,009 shares abstaining and 367,146 broker non-votes.

3(d) Change to restriction on underwriting securities was ratified with 2,581,309 shares voted for, 306,835 shares voted against, 192,607 shares abstaining and 367,146 broker non-votes.

3(e) Change to restriction on purchasing or selling real estate was ratified with 2,579,606 shares voted for, 322,593 shares voted against, 178,552 shares abstaining and 367,146 broker non-votes.

3(f) Change to restriction on purchasing or selling commodities was ratified with 2,486,912 shares voted for, 413,813 shares voted against, 180,026 shares abstaining and 367,146 broker non-votes.

3(g) Change to restriction on making loans was ratified with 2,460,025 shares voted for, 436,868 shares voted against, 183,858 shares abstaining and 367,146 broker non-votes.

3(h) Change to restriction on industry concentration was ratified with 2,587,058 shares voted for, 312,928 shares voted against, 180,765 shares abstaining and 367,146 broker non-votes.

3(i) Elimination of restriction on investing in certain listed companies was ratified with 2,539,007 shares voted for, 330,969 shares voted against, 210,775 shares abstaining and 367,146 broker non-votes.

3(j) Elimination of restriction on investments in newer companies and in single issuers was ratified with 2,565,220 shares voted for, 325,808 shares voted against, 189,723 shares abstaining and 367,146 broker non-votes.

3(k) Elimination of restriction on short sales was ratified with 2,482,128 shares voted for, 416,267 shares voted against, 182,356 shares abstaining and 367,146 broker non-votes.

3(l) Elimination of restriction on investing for control was ratified with 2,568,836 shares voted for, 324,173 shares voted against, 187,742 shares abstaining and 367,146 broker non-votes.

3(m) Elimination of restrictions on margin purchases was ratified with 2,437,409 shares voted for, 455,475 shares voted against, 187,867 shares abstaining and 367,146 broker non-votes.

3(n) Elimination of restriction regarding put and call options was ratified with 2,525,655 shares voted for, 359,621 shares voted against, 195,475 shares abstaining and 367,146 broker non-votes.

3(o) Elimination of restriction regarding securities trading accounts was ratified with 2,564,669 shares voted for, 318,977 shares voted against, 197,105 shares abstaining and 367,146 broker non-votes.

3(p) Elimination of restriction regarding the purchase of director and officer owned companies was ratified with 2,416,149 shares voted for, 479,386 shares voted against, 185,216 shares abstaining and 367,146 broker non-votes.